Owners forum 1© 2025 CHS Inc. Public 3Q fiscal year 2025 1© 2025 CHS Inc. Public

2© 2025 CHS Inc. Public Welcome Thank you for joining us today. 2© 2025 CHS Inc. Public

3© 2025 CHS Inc. Public Our values Integrity We set high standards and hold ourselves accountable. Safety We put the well-being of our people, customers and communities first every day. Inclusion We believe excellence and growth stem from diverse thinking. Cooperative spirit We work together for shared success and to strengthen our communities. Creating connections to empower agriculture Our purpose For nearly a century, we’ve been helping our owners grow their businesses, partnering with member cooperatives to meet the needs of farmers and ranchers as they grow the food to feed the world. That’s creating connections to empower agriculture. Our values – integrity, safety, inclusion and cooperative spirit – are the foundation of our culture and are represented in the collective behaviors, aspirations, ideas and experiences of the people who work at CHS. 3© 2025 CHS Inc. Public

Business update 4© 2025 CHS Inc. Public 4© 2025 CHS Inc. Public

© 2025 CHS Inc. Public 5 Forward-looking statements This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of CHS businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward- looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward- looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2024. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting demand for CHS products; the impact of government policies, mandates, regulations and trade agreements; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of CHS; the impact of market acceptance of alternatives to refined petroleum products; consolidation among CHS suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of third parties who owe CHS money; the effectiveness of CHS risk management strategies; actual or perceived quality, safety or health risks associated with CHS products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors; technological improvements and sustainability initiatives that decrease demand for CHS products; security breaches or other disruptions in CHS information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; CHS ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; changes in federal income tax laws or CHS tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; CHS funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on CHS ability to access equity capital due to its cooperative structure; and other factors affecting CHS businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law. Before we get started, please take a moment to review this slide, which has important information for our time together. Some of the business and financial topics we discuss may be considered forward-looking statements under United States securities laws. It’s important to understand that future events and results could differ from our comments today. 5© 2025 CHS Inc. Public

Jay Debertin 6 President and CEO © 2025 CHS Inc. Public 6© 2025 CHS Inc. Public

John Griffith 7 Executive vice president, Ag business and CHS Hedging © 2025 CHS Inc. Public 7© 2025 CHS Inc. Public

80 93 70 75 80 85 90 95 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Pace of global production of corn, soybeans and wheat is increasing 8© 2025 CHS Inc. Public World grain production (billion bushels) Source: USDA • In 2014, 25% of this production was in the U.S. Today that number is 23%. • During that same time, the Brazil percentage has grown from 9% of total production to 13%. • Largest production has been in corn. In 2014, 41 billion bushels of corn with 35% supplied by U.S.. Today, 49 billion bushels, but only 31% supplied by U.S. • Wheat and soybeans have also declined in U.S. as supplier. • Given these increases in other markets, even more important to be a strong global agribusiness. 8© 2025 CHS Inc. Public

9 U.S. grain exports are on a downward trend © 2025 CHS Inc. Public 15% 20% 25% 30% 35% 40% 45% 50% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 U.S. share of global grain trade Sources: USDA, CHS data Grain = corn, soybeans and wheat Ensure cooperative system’s success in the future – growing cooperative system together (cooperatives cooperate) 9© 2025 CHS Inc. Public

10 Creating a market for U.S. grain © 2025 CHS Inc. Public U.S. fuel ethanol plant count by state, 2024 Source: U.S. Energy Information Administration • U.S. ethanol plant capacity: 18 billion gallons per year • Currently ~1.25 billion gallons of idle plant capacity • 200-300 million gallons could be brought back online within 2-4 months • Permits could help upgrade existing capacity in small ways • Importance of proposed RVO and what it could do to increase 10© 2025 CHS Inc. Public

11© 2025 CHS Inc. Public Tariffs accelerate trade dynamics 11© 2025 CHS Inc. Public

Financial report 12© 2025 CHS Inc. Public 12© 2025 CHS Inc. Public

13© 2025 CHS Inc. Public CHS net income (Year to date fiscal year 2025: Sept. 1, 2024 – May 31, 2025) Change20242025($ in thousands) ($530,058)$416,264($113,794)Energy (62,966)335,106272,140Ag (25,639)125,834100,195Nitrogen Production 39,271135,168174,439Corporate & Other (579,392)1,012,372432,980Pretax Income 10,29421,41631,710Income Tax Expense (402)45250Noncontrolling Interests ($589,284)$990,504$401,220Net Income • Good day and welcome, owners. It’s a pleasure to be with all of you today and share the financial report for CHS for the first nine months of fiscal year 2025 through May 31, 2025. • I’ll start with a brief comment on revenues. Our revenues for the first three quarters of fiscal year 2025 are $26.9 billion, down about 11% from the same period in fiscal year 2024 largely due to reduced commodity prices and global market conditions. • For the first nine months of fiscal year 2025, we reported net income of $401.2 million. • While this represents a significant year-over-year decline, it is still a solid performance for CHS. • Despite challenging ag and energy commodity cycles, we were able to achieve these results because of the diversification of our business, operating with excellence and, most importantly, the continued outstanding collaboration with you, our owners. 13© 2025 CHS Inc. Public

• Moving to our segment results, Energy includes our refined fuels, propane, lubricants and transportation businesses. This segment reported a pretax loss of $114 million for the first nine months of fiscal year 2025, versus a prior year pretax profit of $416 million for the same period, a decrease of $530 million year over year. • The decrease in Energy earnings was mostly driven by global market conditions. Refining margins have been negatively impacted by increased industry capacity utilization rates bringing additional refined fuel supply to the market, plus the market has experienced less favorable pricing of the Canadian crude oil that we process at our Laurel, Montana, refinery. Renewable energy credits (RINS) have been more costly to purchase year over year. • In addition, we conducted planned major maintenance at our McPherson, Kansas, refinery during the third quarter of this year. This was a full plant shutdown and, as expected, led to reduced refinery production volumes. We continued to serve our customers and meet demand during the downtime by augmenting supply with purchases of fuel from third parties. However, margins were lower than they would have been if it was our own production. This drove reduced refined fuels earnings, despite higher sales volumes. • Margins for propane were also lower compared with the same period in the previous fiscal year, primarily due to weaker demand in the fall season. • Our Ag segment includes wholesale agronomy, global grain and processing and our ag retail business. • The Ag segment made a pretax profit of $272 million versus $335 million for the same period in fiscal year 2024, a decrease of $63 million year over year. • Ag segment performance was impacted by a variety of factors, including: © 2025 CHS Inc. Public 13

• Decreased margins in oilseed processing due to higher global supply of soybean and canola meal and oil, • Decreased margins in our grain and oilseed product category, primarily the result of unfavorable market conditions in Europe and South America, and • Increased margins for wholesale and retail agronomy products due to favorable market conditions. • Our Nitrogen Production segment represents our investment in CF Nitrogen. For the first nine months of the current fiscal year, we reported a pretax profit of $100 million versus $126 million for the same period in fiscal year 2024. The negative year-over-year variance is attributed to lower equity income from CF Nitrogen due to higher natural gas costs, which was partially offset by more favorable market conditions for urea. • Our Corporate and Other category includes CHS Hedging, our full-service commodity brokerage business, and CHS Capital, which provides financing to members. This category also includes our joint venture investments in Ventura Foods, which produces oil-based food products, and in Ardent Mills, a leading wheat milling and ingredient supplier. • In total, the Corporate and Other segment had year-to-date pretax profit of $174 million, which is a positive change of $39 million compared to the previous year. The increase in earnings was primarily due to higher equity earnings from Ventura Foods as a result of a gain on the sale of a business. • Our income tax expense was $32 million for the first nine months, up from $21 million for the same period in fiscal year 2024. The higher tax expense was due to a change in state tax laws, as well as research and development tax credits that lowered our expense in the prior year and didn’t reoccur in the current year. • Overall, our year-to-date financial performance was solid, with net income of $401 million for the first three quarters of fiscal © 2025 CHS Inc. Public 13 year 2025. The CHS Board of Directors reviewed and approved these financial results for filing with the SEC at the July Board meeting. The Board will discuss patronage, redemption and equity management decisions at its September meeting. • As we wrap up the fourth quarter and our fiscal year, we continue to operate in an environment of reduced margins for energy and certain agricultural commodities. However, we are confident in the strength of our balance sheet, along with our current cash balances and our lines of credit. We are keeping a close eye on cost control and efficiency and evaluating the strategic value of our assets, as we do on a regular basis, while remaining focused on providing you with exceptional customer service. • In closing the financial update, I want to thank each of you for your partnership, your tremendous collaboration and the cooperative spirit that unites us. It’s a privilege to serve your needs, and we are grateful for the opportunity to continue creating connections to empower agriculture. • Now I'd like to turn it over to our Board members to talk about Board initiatives. © 2025 CHS Inc. Public 13

Board report 14© 2025 CHS Inc. Public 14© 2025 CHS Inc. Public

Mark your calendar 15© 2025 CHS Inc. Public 2025 CHS Annual Meeting Dec. 4-5, Minneapolis, Minn. 2025 CHS New Leaders Forum Dec. 2-3, Minneapolis, Minn. Registration opens Oct. 9 chsinc.com/owner-events • Plan now to identify new leaders who should attend the 2025 CHS New Leaders Forum, Dec. 2-3. • And mark your calendar and plan to attend the 2025 CHS Annual Meeting, Dec. 4-5. 15© 2025 CHS Inc. Public

16© 2025 CHS Inc. Public Thank you for your business Thank you for being here today and for your business and commitment to CHS and the cooperative system. 16© 2025 CHS Inc. Public

17© 2025 CHS Inc. Public 17© 2025 CHS Inc. Public